Exhibit 10.14
December 23, 2008
Global Consumer Acquisition Corp.
1370 Avenue of the Americas, Floor 28
New York, NY 10019
      Re:     Resignation from the Board of Directors of Global Consumer Acquisition Corp.
Ladies and Gentlemen:
Each of the undersigned hereby resigns as a member of the board of directors of Global Consumer Acquisition Corp. (the “Company”), as well as any other position he may hold with the Company, each effective as of the date hereof. You hereby acknowledge and accept the resignation of each of the undersigned from all such positions.
You agree that each of the undersigned will retain all rights and title, free and clear of all liens and encumbrances imposed by the Company, Hayground Cove Asset Management or their respective affiliates (other than the undersigned), to the 25,000 shares of the Company’s common stock (the “Founder Shares”) issued to him in connection with his service on the board of directors of the Company, and that you hereby relinquish any and all rights to redeem or repurchase any Founder Shares. You further agree that concurrently with the execution and delivery of this letter agreement you are delivering a stock certificate to each of the undersigned (or his designee) representing the 25,000 Founder Shares issued to him.
You further agree that (i) the Company shall maintain directors and officers’ liability insurance that names each of the undersigned as an insured under such policies for a period of six (6) years following the date of this letter agreement at a level and containing terms (including, but not limited to, amounts, deductibles, scope and exclusions) at least as favorable as in the existing policies of the Company covering the Company and its directors and officers; provided that the Company may substitute therefor a single premium tail coverage with respect to such directors’ and officers’ liability insurance for such 6 (six) year period at a level and containing terms (including, but not limited to, amounts, deductibles, scope and exclusions) at least as favorable as in the existing policies of the Company covering the Company and its directors and officers, and (ii) the Company shall provide each of the undersigned with all indemnification rights to which he was entitled to receive as an officer or director of the Company or any affiliate thereof under the Amended and Restated Certificate of Incorporation and the Bylaws of the Company and any other organizational documents of the Company (or any affiliate thereof) (such Amended and Restated Certificate of Incorporation and Bylaws of the Company and such other organizational documents are hereinafter referred to collectively as the “Organizational Documents”), under applicable law and under the applicable Indemnification Agreement, dated as of October 3, 2007, between the Company and each of the undersigned (the “Indemnification Agreements”). It is expressly acknowledged and agreed by the Company that each of the Indemnification Agreements continues in full force and effect, that Section 8(b) of each of the Indemnification Agreements shall not be interpreted to apply to a counterclaim, cross-claim or third party claim brought in any Proceeding (as defined in the Indemnification Agreements) and that, without limiting any rights of any of the undersigned or any obligations of the Company, the Company shall indemnify and advance expenses to each of the undersigned in connection with any counterclaim, cross-claim or third party claim in any threatened, pending or completed action or suit in which any of the undersigned is involved by reason of the fact that he is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or employee benefit plan to the fullest extent permitted by (i) applicable law on the date hereof, and to such greater extent as applicable law may hereafter permit or (ii) the Organizational Documents in effect on the date hereof. No amendment to any of the Organizational Documents shall in any way modify or limit the obligations of the Company to indemnify each of the undersigned and advance expenses to each of them, in each case (i) to the fullest extent permitted by applicable law on the date hereof, and to such greater extent as applicable law may hereafter permit, and (ii) as provided under the Organizational Documents and Indemnification Agreements in effect on the date hereof. Without limiting the foregoing, in the event that during the period that is six (6) years following the date of this letter agreement the Company (i) purchases a single premium tail policy covering any or all of its then-current directors or officers or (ii) obtains new coverage that is more favorable to any or all of its then-current directors or officers than the policies of the Company in effect as of the date hereof or otherwise modifies the existing directors and officers’ liability insurance policies of the Company covering the Company and its directors and officers in a manner that makes such policies more favorable to its then-current directors or officers than the policies of the Company in effect as of the date hereof, the Company will provide that such tail policy, new coverage or modification covers or is otherwise applicable to each of the undersigned.
Immediately following the resignation of the undersigned directors, Andrew Nelson, Richard Coles, Michael Frankel and Mark Schulhof will be appointed to the Board of Directors of the Company so that the full Board of Directors of the Company will consist of Jason Ader, Andrew Nelson, Richard Coles, Michael Frankel and Mark Schulhof.
If any term or provision of this letter agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such term or provision shall be enforced to the maximum extent permitted by law, and all other terms and provisions of this letter agreement shall nevertheless remain in full force and effect.
This letter agreement and the Indemnification Agreements constitute the entire agreement among us with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among us with respect to the subject matter hereof.
[Signature page follows.]

Sincerely,

Robert M. Foresman	Carl H. Hahn
Director	Director

Philip A. Marineau	Steven Westly
Director	Director
Agreed to and Acknowledged
as of the date first written above:
GLOBAL CONSUMER ACQUISITION CORP.

By:

Name: Jason N. Ader
Title: